EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying Post-Effective Amendment No.1 to Registration Statement on Form S-8 for Torpedo Sports USA, Inc. (formerly known as e Nutrition, Inc.), of our report dated January 18, 2002, relating to the financial statements of e Nutrition, Inc. for the year ended December 31, 2001, which appears in the Annual Report on Form 10-KSB of e Nutrition, Inc. for the year ended December 31, 2001.

/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
September 16, 2002